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EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of American Financial Group, Inc. for the registration of $500,000,000 of its Debt Securities and Common Stock and Preferred Securities of American Financial Capital Trust II, and to the incorporation by reference therein of our report dated March 15, 1996, with respect to the consolidated financial statements and schedules of American Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.





                                                       ERNST & YOUNG LLP

Cincinnati, Ohio
February 7, 1997




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-3 of American Financial Group, Inc. for the registration of its Debt Securities and Common Stock and Preferred Securities of American Financial Capital Trust II of (a) the report of Deloitte & Touche LLP dated February 15, 1995 (March 23, 1995 with respect to the acquisition of American Financial Corporation as discussed in Note B to the financial statements) relating to the consolidated financial statements of American Premier Underwriters, Inc. and (b) the report of Deloitte & Touche dated February 18, 1994 relating to the consolidated financial statements of General Cable Corporation, both appearing in the American Financial Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1995, and to the reference to Deloitte & Touche LLP and Deloitte & Touche under the heading "Experts" in the Prospectus, which is part of such Registration Statement.





                                                    DELOITTE & TOUCHE LLP


Cincinnati, Ohio
February 7, 1997